Ex 3.4

                               AMENDED AND RESTATED AS OF NOVEMBER 15, 2002

                               MEDIABAY, INC.

                                  BY-LAWS

                                 ARTICLE I

OFFICES

      1. The location of the registered office of the Corporation in the State of Florida is 2295 Corporate Boulevard, N.W., Suite 222, P.O. Box 5010, Boca Raton, Florida 33431, and the name of its registered agent at such address is Norton Herrick.

      2. The Corporation shall in addition to its registered office in the State of Florida establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

                                ARTICLE II

CORPORATE SEAL

      The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

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                                ARTICLE III

MEETINGS OF SHAREHOLDERS

      1. All meetings of the shareholders shall be held at the registered office of the Corporation in the State of Florida or at such other place as shall be determined from time to time by the Board of Directors.

      2. The annual meeting of shareholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors. The election of Directors and any other proper business, as provided by Section 7 of Article III of these By-laws, may be transacted at the annual meeting.

      3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise expressly provided by statute, by the Articles of Incorporation of the Corporation or by these By-laws, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the stock of such class or series shall constitute a quorum for the transaction of such business. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall


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have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute), and in addition, the Chairman of the meeting shall have the power to adjourn the meeting from time to time whether or not such majority is present. At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the previously adjourned meeting.

      4. At all meetings of the shareholders, each shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless such instrument provides for a longer period. All proxies must be filed, at or before the time of the meeting of stockholders, with the Secretary of the Corporation or such other person designated by the Board of Directors to tabulate votes at the meeting.

      5. At each meeting of the shareholders each shareholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Articles


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of Incorporation of the Corporation or by these By-laws, all matters coming before any meeting of the shareholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

      6. Except as otherwise provided by law, written or printed notice of each meeting of the shareholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. Such notice shall be delivered either personally or by mail or at the direction of the Chairman, the Chief Executive Officer or the Secretary. Each notice of meeting shall state the place, date and hour of the meeting.

      7. At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder who complies with the procedures set forth in this Section 7.

      The only business which shall be conducted at any meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in the preceding Section, (ii) be brought before the


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meeting at the direction of the Board of Directors or the Chairman of the meeting or (iii) have specified in a written notice (a "Shareholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each Shareholder Meeting Notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing to bring such item of business before the


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meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such Shareholder Meeting Notice; and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the "Commission") if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934.

      Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in these By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the


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adjournment is taken, unless the adjournment is for more than 120 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

      8. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman, the Chief Executive Officer or by a majority of the Board of Directors and must be called on the written request of the holders representing not less than 25% of the total voting power of the stock of the Corporation unless the Corporation's Articles of Incorporation provide for a greater or lesser percentage.

      9. The order of business at each meeting of shareholders shall be determined by the presiding officer.

                                ARTICLE IV

DIRECTORS

      1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the


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Corporation as shall be permitted by law, the Articles of Incorporation of the Corporation or these By-laws.

      2. The Board of Directors may hold their meetings within or outside of the State of Florida, at such place or places as it may from time to time determine.

      3. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. The directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class may be filled and the successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for the term of three years, and the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes.

      4. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (if any), nominations for the election of directors may be made by the Board


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of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Secretary of the Corporation at, the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (i) the name and address of the shareholder, as they appear on the Corporation's books, who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the


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shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had each nominee been nominated, or intended to be nominated by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected.

      No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      5. The directors shall be elected by the holders of shares of stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a


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plurality vote. The initial directors shall be divided into three classes, designated as Class I, Class II and Class III as set forth in Section 3 of this Article IV. The Class I initial director or directors shall serve until the annual meeting of shareholders held in 1998, the Class II initial director or directors shall serve until the annual meeting of shareholders held in 1999, and the Class III initial director or directors shall serve until the annual meeting of shareholders held in 2000 and, in each case, until their successor(s) are duly elected and qualified. At each annual meeting of shareholders, commencing with the annual meeting to be held during the calendar year 1998, each of the successors to the Directors of the class whose term shall have expired that year shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until the successor shall be elected and shall qualify,


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subject, however to prior death, resignation, retirement, disqualification or removal from office.

      6. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

      7. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary of the Corporation.

                                 ARTICLE V

COMMITTEES OF DIRECTORS

      1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of two or more directors of the Corporation. The Executive Com-


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

mittee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.

      2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                                 ARTICLE VI

COMPENSATION OF DIRECTORS

      The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include, among other things, an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof and the grant of stock options. Nothing herein contained shall be construed to preclude any director from serving the Corporation in


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any other capacity and receiving compensation therefor.

                                ARTICLE VII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

      1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Florida, as may be determined from time to time by resolution of the Board.

      2. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer or a majority of the Board of Directors on at least 2 days' notice to each director. Except as may be otherwise specifically provided by statute, by the Articles of Incorporation of the Corporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

      3. At all meetings of the Board of Directors, the presence in person of a majority of the members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Articles of Incorporation of the Corporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.


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      4. Any action required or permitted to be taken at any meeting of the
Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of committee. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

      5. The following actions shall require the affirmative vote of at least 75% of the number of directors, in addition to any other approvals which the Board may require:

            (i) the execution of, amendment to, or modification of, an employment agreement with any Chairman, Co-Chairman, Chief Executive Officer, President, Chief Financial Officer or Executive Vice President, Senior Vice President, Vice President (a "Listed Officer") or any other agreement with a Listed Officer compensating such Listed Officer for services rendered to the Corporation or any affiliate of the Corporation; or


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            (ii) the grant of any stock option, restricted stock award, deferred stock award or other stock-based award to any Listed Officer.

In the case of any vote by the Board of Directors in connection with an action under clause (i) or (ii) above, the vote of the Listed Officer shall not be counted as an affirmative vote.

                               ARTICLE VIII

OFFICERS

      1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and a Chief Financial Officer. The Board may also choose one or more Assistant Secretaries and a Treasurer, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

      2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

      3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without


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cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

      4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary of the Corporation.

                                ARTICLE IX

CHAIRMAN

The Chairman shall have general strategic oversight and control of the business and affairs of the Corporation subject, however, to the direction and control of the Board. The Chairman may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments. He shall perform all duties incident to the office of the Chairman and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine. The Chairman shall preside at meetings of the shareholders and of the Board of Directors.


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                                 ARTICLE X

CHIEF EXECUTIVE OFFICER

      The Chief Executive Officer shall be the chief operating officer of the Corporation. Subject to the supervision and direction of the Board of Directors and the Chairman, he shall be responsible for overseeing the business and affairs of the Corporation. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments. He shall perform all duties incident to the office of the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board or the Chairman may from time to time determine. In the absence of the Chairman he shall preside at meetings of the shareholders and of the Board of Directors.

                                ARTICLE XI

PRESIDENT

      The President shall have such powers and perform such duties as may be delegated to him by the Board of Directors, the Chairman and the Chief Executive Officer of the Corporation.


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                                ARTICLE XII

EXECUTIVE VICE PRESIDENTS

      Each Executive Vice President shall have such powers and perform such duties as may be delegated to him by the Board of Directors, the Chairman and the Chief Executive Officer or any other senior officer of the Corporation to whom he reports.

                               ARTICLE XIII

SENIOR VICE PRESIDENTS

      Each Senior Vice President shall have such powers and perform such duties as may be delegated to him by the Board of Directors, the Chairman and the Chief Executive Officer or any other senior officer of the Corporation to whom he reports.

                                ARTICLE XIV

VICE PRESIDENTS

      Each Vice President shall have such powers and duties as may be delegated to him by the Chairman and the Chief Executive Officer or any other senior officer of the Corporation to whom he reports.

                                ARTICLE XV

SECRETARY AND ASSISTANT SECRETARY

      1. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record the


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minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

      2. The Secretary shall give, or cause to be given, notice of meetings of the shareholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the Chairman, the Chief Executive Officer, the President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Chairman or the Chief Executive Officer.

      3. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chairman or the Chief Executive Officer.

                                ARTICLE XVI

CHIEF FINANCIAL OFFICER AND TREASURER

      1. The Chief Financial Officer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable


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effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the Chairman, the Chief Executive Officer and the Board whenever they may require it an account of all his transactions as Chief Financial Officer. He shall have such other powers and duties as may be delegated to him by the Chairman or the Chief Executive Officer.

      2. The Treasurer shall, in case of the absence of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such other powers and duties as may be delegated to them by the Chairman or the Chief Executive Officer.

                               ARTICLE XVII

CERTIFICATES OF STOCK

      The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by either the Chairman, the Chief Executive Officer, the President or an Executive Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.


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                               ARTICLE XVIII

CHECKS

      All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

                                ARTICLE XIX

FISCAL YEAR

      The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                ARTICLE XX

NOTICES AND WAIVERS

      1. Whenever by statute, by the Articles of Incorporation of the Corporation or by these By-laws it is provided that notice shall be given to any director or shareholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such shareholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus


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deposited. Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answerback), or delivered to and accepted by an authorized telegraph or cable office.

      2. Whenever by statute, by the Articles of Incorporation of the Corporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any shareholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such shareholder or director, as the case may be, except as otherwise provided by statute.

                                ARTICLE XXI

INDEMNIFICATION

      The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act or any successor act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or


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covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. If the Florida Business Corporation Act is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended.

                               ARTICLE XXII

ALTERATION OF BY-LAWS

      The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the majority vote of the shareholders or by the Board of Directors; provided, however, that the provisions of Sections 3 and 5 of Article IV of these By-Laws may be altered, amended or repealed only by the affirmative vote of the holders of 66 2/3% of the total voting power of the Corporation's stock outstanding and entitled to vote


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thereon; provided, further, that this supermajority requirement may be altered, amended or repealed only by the affirmative vote of the holders of 66 2/3% of the total voting power of the Corporation's stock outstanding and entitled to vote thereon. Notwithstanding the foregoing, the provisions of Section 5 of Article VII may be altered, amended or repealed only by the affirmative vote of at least 75% of the number of directors or by the majority vote of the shareholders; and the supermajority of this sentence requirement with respect to the Board of Directors may be altered, amended or repealed only by the affirmative vote of at least 75% of the number of directors by the majority vote of the shareholders.


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